UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

Grapefruit USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1000 Northwest Street, Mid-Town Brandy Wine, Suite 1200-3094, Wilmington, DE 19801

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Agreement.

On March 22, 2022, the Company entered into a Memorandum of Understanding (the “Agreement”) with Diagnostic Lab Corporation, a New Jersey corporation (“DLC”). DLC has been operating since 2014 and has developed key IP in the cannabis certification, testing and technology and blockchain sectors. The Agreement grants the Company the right to acquire DLC, its IP and all of its affiliated entities for a to-be-determined number of the Company’s $0.0001 par value common stock. The Company’s proposed acquisition of DLC, as contemplated by the Agreement, is the next logical step in the build-out of its canna-biotech platform which the Company initiated by the invention and development of its proprietary Hourglass cannabinoid delivery technology and advanced by its previously announced filing of an NNCP covering Hourglass with Health Canada in January 2022. The Agreement calls for a prompt completion of due diligence and execution of a binding Letter of Intent and contemplates a closing of the DLC acquisition by Labor Day, 2022.

Item 9.01. Exhibits

Exhibit 1.01	Memorandum of Understanding
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Grapefruit USA, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: March 28, 2022

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